AMENDMENT TO
                FEDERATED DEPARTMENT STORES, INC.
           RETIREMENT INCOME AND THRIFT INCENTIVE PLAN



     The Federated Department Stores, Inc. Retirement Income and
Thrift Incentive Plan (the "Plan") is hereby amended in the following respect:

     Section 6.11 of the Plan is amended in its entirety, effective as of November 1, 1994, to read as follows:

     6.11 Voting of Federated Common Shares Held in
     Investment Fund.

          6.11.1 Effective November 1, 1994, any common shares of Federted which are held in the Investment Fund described in Section 6B below as Fund D ("Fund D") shall be voted, on any matter on whcih such common shares have a vote, in the manner directed by the Participants pursuant to this Section 6.11.

          6.11.2 Specifically, each Participant who has any portion of his Account invested in Fund D as of the latest Valuation Date which occurs on or before the record date used by Federated to determine the Federated Common shares eligible to vote on any matter may direct the Plan as to how a number of the Federated Common shares held in Fund D as of such record date are to be voted on such matter. The number of shares subject to the Participant's direction shall be equal to the product produced by multiplying the total number of Federated common shares held in Fund D as of such record date by a fraction. Such fraction shall have a numerator equal to the value of the portion of hte Participant's Accounts which are invested in Fund D determined as of the latest Valuation Date which occurs on or before such record date and a denominator equal to the total value of Fund D as of such Valuation Date. If a Participant fails to instruct the Plan on how to vote on any matter the number of Federated common shares held in Fund D he is entitled to direct, such shares will not be voted on such matter.

          6.11.3         Before any annual or special
     meeting of Federated shareholders on or after November 1, 1994, the Committee or a Committee representative will send each Participant who is entitled to direct the vote of any Federated common shares held in Fund D on a matter being voted on at such meeting a form allowing the Participant to instruct the Plan as to how to vote such shares on such matter.


     IN WITNESS WHEREOF, Federated Department Stores, Inc., the sponsor of the Plan, has caused its name to be subscribed to this Plan amendment this 25th day of October, 1994.

                              FEDERATED DEPARTMENT STORES, INC.

                              By    /s/ John R. Sims

                              Title Vice President

                              Date  October 25, 1994